SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

July 15, 2004

HERITAGE FINANCIAL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31823	63-1259533
(Commission File No.)	(IRS Employer Identification No.)

211 Lee Street N.E.
Decatur, Alabama	35601
(Address of principal	(Zip Code)
executive offices)

(256) 355-9500

(Registrant’s telephone number including area code)

Item 5. Other Events.

On July 15, 2004, Heritage Financial Holding Corporation (“Heritage”) and The Peoples Holding Company (“Peoples”) jointly announced that they have signed a definitive merger agreement, pursuant to which Peoples will acquire Heritage. The full text of the Press Release regarding such announcement is set forth in Exhibit 99.1 hereto.

On July 16, 2004, Peoples and Heritage intend to hold an investor conference call regarding the proposed merger (the “Meeting”). At the Meeting, certain financial and other information relating to the merger will be presented (the “Merger Presentation Materials”). Information regarding the Meeting is included in the Press Release, and the Merger Presentation Materials are set forth as Exhibit 99.2 hereto.

Item 7. Financial Statements and Exhibits.

(c) EXHIBITS.

Exhibit 99.1	Press Release dated July 15, 2004
Exhibit 99.2	Merger Presentation Materials (solely furnished and not filed for purposes of Item 9)

Item 9. Regulation FD Disclosure.

Some of the statements in this Current Report on Form 8-K (including information included or incorporated by reference herein), the Press Release, the Merger Presentation Materials, and any statements Peoples or Heritage make at the Meeting and during any other conference call/webcast may contain “forward-looking statements” with respect to each of Peoples, Heritage and the combined company following the proposed merger within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when we use words like “believe”, “expect” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on the current beliefs and expectations of Peoples’ management and Heritage’s management, and on the information available to us at the time that these disclosures were prepared. Factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements include, among others, the following possibilities: (1) Peoples and Heritage may be unable to obtain required shareholder or regulatory approval; (2) competitive pressures among depository and other financial institutions may increase significantly; (3) changes in the interest rate environment may reduce margins; (4) general economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduction in demand for credit; (5) economic, governmental or other factors may prevent the projected population and commercial growth in the counties in which Peoples and Heritage operate; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged; (7) costs or difficulties related to the integration of our businesses may be greater than expected; (8) deposit attrition, customer loss or revenue loss following the acquisition may be greater than expected; (9) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than us; and (10) adverse changes may occur in the equity markets. Many of these factors are beyond the ability of Peoples or Heritage to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Additional factors that could cause Peoples’ and Heritage’s results to differ materially from those described in the forward-looking statements can be found in Peoples’ and Heritage’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning Peoples, Heritage or the proposed merger or other matters and attributable to Peoples, Heritage or any person acting on either of their behalf are expressly qualified in their entirety by the cautionary statements above. Heritage does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this Current Report on Form 8-K.

Other Matters:

This Current Report on Form 8-K (including information included or incorporated by reference herein) shall not constitute an offer of any securities for sale. The proposed transaction will be submitted to Heritage shareholders for their consideration. Peoples and Heritage will file a registration statement, including a proxy statement/prospectus and other relevant documents concerning the proposed transaction, with the SEC. Shareholders of Heritage are urged to read the registration statement, the proxy statement/prospectus and other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information.

Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, at the SEC’s internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, at www.phcfc.com under the heading “Investor Relations” and then under the heading “SEC Filings”. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to The Peoples Holding Company, Investor Relations Department, 209 Troy Street, Tupelo, Mississippi 38804, (662) 680- 1419 or by directing a request to Heritage Financial Holding Corporation, 211 Lee Street NE, Decatur, Alabama 35601, (256) 355-9500. The annual, quarterly and other reports filed by Peoples and Heritage with the SEC are also available free of charge at the SEC’s website (http://www.sec.gov).

Heritage and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of Heritage in connection with the proposed merger. Information about the directors and executive officers of Heritage and their ownership of Heritage common stock is set forth in the proxy statement, dated May 25, 2004, for Heritage’s 2004 annual meeting of stockholders, as filed with the SEC on a Schedule 14A. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE FINANCIAL HOLDING CORPORATION

By:	/s/ William M. Foshee

William M. Foshee
Its Chief Financial Officer

Date: July 15, 2004